EXHIBIT 32.1
SECTION 1350 CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, Il Yung Kim and James Norrod, Co-Chief Executive Officers of DASAN Zhone Solutions, Inc. (the "Company"), and Kirk Misaka, Chief Financial Officer of the Company, each hereby certify that, to their knowledge:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: September 27, 2017

/s/ IL YUNG KIM
Il Yung Kim
President, Chief Executive Officer and Acting Chief Financial Officer and Director